Exhibit q






                               POWER OF ATTORNEY


The undersigned hereby constitutes and appoints Elizabeth L. Belanger, Adam M. Kanzer, Carole M. Laible, Steven D. Lydenberg, and Christina M. Povall, and each of them, with full powers of substitution as her true and lawful attorneys and agents to execute in her name and on her behalf in any and all capacities the Registration Statements on Form N-1A, and any and all amendments thereto, filed by Domini Social Investment Trust, Domini Institutional Trust, Domini Advisor Trust (each, a "Trust"), and Domini Social Index Portfolio (the "Portfolio"), or the Registration Statement(s), and any and all amendments thereto, filed by any other investor (collectively with each Trust, the "Investors") in the Portfolio (insofar as certain series of each of the Investors invest all their assets in the Portfolio), with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable any of the Investors or the Portfolio, as applicable, to comply with such Acts, the rules, regulations, and requirements of the Securities and Exchange Commission, and the securities or Blue Sky laws of any state or other jurisdiction, and the undersigned hereby ratifies and confirms as her own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents has, and may exercise, all of the powers hereby conferred.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 22nd day of October, 2004.



                                       /s/ Amy L. Domini
                                       ----------------------------------------
                                       Amy L. Domini